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                                                                   EXHIBIT 23.2

                                  [LETTERHEAD]

Sun International Hotels Limited
1415 East Sunrise Boulevard
Ft. Lauderdale, Florida 33304

Dear Sirs:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form F-4 of (1) our report dated December 15, 1995, on the financial statements of the Mohegan Tribal Gaming Authority for the period ended September 28, 1995 and (2) to all references to our Firm included in this registration statement.

                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP

Hartford, Connecticut
November 1, 1996